As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

International Stem Cell Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4494098
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9745 Businesspark Ave, San Diego, CA 92131
(Address of Principal Executive Offices)

INTERNATIONAL STEM CELL CORPORATION 2010 Equity Participation Plan

(Full Title of the Plan)

Russell Kern
Executive Vice President and Chief Scientific Officer
International Stem Cell Corporation
9745 Businesspark Ave.,
San Diego, CA 92131
(Name and Address of Agent For Service)

(760) 940-6383
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Patrick J. O’Malley
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
Telephone: (858) 677-1400
Facsimile: (858) 677-1401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 22,300,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2010 Equity Participation Plan, as amended from time to time, which are the same class as those securities previously registered on effective Form S-8 filed with the Securities and Exchange Commission on April 18, 2010 (File No. 333-166420) (the “Initial Registration Statement”), September 14, 2015 (File No. 333-206930), May 17, 2016 (File No 333-211411) and August 15, 2018 (File No 333-226844). The contents of the Original Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Exhibit Title
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registrant’s Form 10-SB filed on April 4, 2006, File No. 000-51891).
4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Preliminary Information Statement on Form 14C filed on December 29, 2006, File No. 000-51891).
4.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 4, 2012, File No. 000-51891).
4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on December 5, 2014, File No. 000-51891).
4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on July 28, 2015, File No. 000-51891).
4.6	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on May 19, 2017, File No. 000-51891).
4.7	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on May 6, 2011, File No. 000-51891).
4.8	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-KSB filed on April 9, 2007).
4.9	Certification of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on May 12, 2008).
4.10	Certification of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on January 5, 2009).
4.11	Certificate of Designation of Series G Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on March 14, 2012).
4.12	Certificate of Preferences, Rights and Limitations of Series I-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on March 10, 2016).
4.13	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.7 of the Registrant’s Form 10-K filed March 30, 2021).
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of BDO USA, P.C.
23.2	Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
99.1	Amended and Restated 2010 Equity Participation Plan dated September 21, 2023 (incorporated by reference to Appendix A of the Registrant’s Form14C filed on September 27, 2023).
107	Filing Fee Exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of March, 2024.

INTERNATIONAL STEM CELL CORPORATION

By:	/s/ Andrey Semechkin
Andrey Semechkin
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of International Stem Cell Corporation, hereby severally constitute and appoint Andrey Semechkin and Russell Kern and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of March, 2024:

Signature	Title(s)

/s/ Andrey Semechkin	Chief Executive Officer, Co-Chairman and Director
Andrey Semechkin	(principal executive officer)

/s/ Russell Kern
Russell Kern	Executive VP and Chief Scientific Officer and Director (principal financial and accounting officer)

/s/ Paul V. Maier
Paul V. Maier	Director

/s/ Donald A. Wright
Donald A. Wright	Co-Chairman and Director

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